Exhibit 10.18

INDEMNIFICATION AGREEMENT

THIS AGREEMENT (this “Agreement”) is entered into as of             , 2014 by and between Aspen Aerogels, Inc., a Delaware corporation (together with its subsidiaries and affiliates, the “Company”), and the person identified on the signature page hereto as the “Indemnitee” (the “Indemnitee”).

Recitals:

A. The Delaware courts have recognized that indemnification by a corporation serves the dual policies of (1) allowing corporate officials to resist unjustified lawsuits, secure in the knowledge that, if vindicated, the corporation will bear the expense of litigation and (2) encouraging capable women and men to serve as corporate directors and officers, secure in the knowledge that the corporation will absorb the costs of defending their honesty and integrity.

B. The number of lawsuits challenging the judgment and actions of directors of Delaware corporations, the costs of defending those lawsuits, and the threat to directors’ personal assets have all materially increased over the past several years, chilling the willingness of capable women and men to undertake the responsibilities imposed on corporate directors.

C. Under Delaware law, a director’s right to be reimbursed for the costs of defense of criminal actions, whether such claims are asserted under state or federal law, does not depend upon the merits of the claims asserted against the director and is separate and distinct from any right to indemnification the director may be able to establish; and indemnification of the director against criminal fines and penalties is permitted if the director satisfies the applicable standard of conduct.

D. Indemnitee is a [director/officer] of the Company and Indemnitee does not regard the protection available under the Company’s Certificate of Incorporation, By-laws and insurance as adequate in the present circumstances, and may not be willing to serve or continue to serve as a [director/officer] without adequate protection; and the Company desires Indemnitee to serve in such capacity. Indemnitee’s willingness to serve in such capacity is predicated, in substantial part, upon the Company’s willingness to indemnify him/her in accordance with the principles reflected above, to the fullest extent permitted by the laws of the state of Delaware, and upon the other undertakings set forth in this Agreement.

E. Therefore, in recognition of the need to provide Indemnitee with substantial protection against personal liability, in order to procure Indemnitee’s continued service as a [director/officer] of the Company and to enhance Indemnitee’s ability to serve the Company in an effective manner, and in order to provide such protection pursuant to express contract rights (intended to be enforceable irrespective of, among other things, any amendment to the Company’s Certificate of Incorporation or Bylaws, any change in the composition of the Company’s Board of Directors (the “Board”) or any change-in-control or business combination transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancement of Expenses (as defined below) to Indemnitee as set forth in this Agreement and for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies.

Agreement:

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

1. Agreement to Indemnify. To the extent permissible under applicable law, the Company agrees to indemnify Indemnitee as follows:

(a) Subject to the exceptions contained in Section 2(a), if Indemnitee was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Company) by reason of Indemnitee’s Corporate Status, Indemnitee shall be indemnified by the Company against all Expenses and Liabilities incurred or paid by Indemnitee in connection with such Proceeding (referred to herein as “Indemnifiable Expenses” and “Indemnifiable Liabilities,” respectively, and collectively as “Indemnifiable Amounts”).

(b) Subject to the exceptions contained in Section 2(b), if Indemnitee was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee’s Corporate Status, Indemnitee shall be indemnified by the Company against all Indemnifiable Expenses.

2. Exceptions to Indemnification. Indemnitee shall be entitled to indemnification under Sections 1(a) and 1(b) in all circumstances other than the following:

(a) If indemnification is requested under Section 1(a) and it has been adjudicated finally by a court of competent jurisdiction that

(i) in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, Indemnitee failed to act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company;

(ii) with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful, Indemnitee shall not be entitled to payment of Indemnifiable Amounts hereunder; or

(iii) on account of any claim or proceeding against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act (as defined below), or similar provisions of any federal, state or local law, provided, however, if and when Indemnitee ultimately establishes in any such proceeding that no recovery of profits from Indemnitee is permitted under Section 16(b) of the Exchange Act or such similar provision of any similar federal, state or local law, then, notwithstanding anything to the contrary provided in this Section 2(a)(iii), indemnification pursuant to this Agreement shall then be permitted;

(b) If indemnification is requested under Section 1(b), and

(i) it has been adjudicated finally by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, Indemnitee failed to act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, Indemnitee shall not be entitled to payment of Indemnifiable Expenses hereunder; or

(ii) it has been adjudicated finally by a court of competent jurisdiction that Indemnitee is liable to the Company with respect to any claim, issue or matter involved in the Proceeding out of which the claim for indemnification has arisen (including, without limitation, a claim that Indemnitee received an improper personal benefit), no Indemnifiable Expenses shall be paid with respect to such claim, issue or matter unless the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Indemnifiable Expenses which such court shall deem proper.

(c) In making any standard of conduct determination with respect to an Indemnitee and his request for indemnification hereunder, the person or persons making such determination shall, to the fullest extent permitted by law, presume that (i) Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with this Agreement, and (ii) Indemnitee has satisfied the applicable standard of conduct. The Company shall, to the fullest extent not prohibited by law, in any legal proceeding, have the burden of proof to overcome such presumptions in connection with the making by any person, persons or entity of any determination (including any standard of conduct determination) contrary to such presumptions. The Company may overcome such presumptions only by its adducing clear and convincing evidence to the contrary. Neither the failure of the Company (including by its directors or independent legal counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including its directors or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. In addition, for purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company or any Entity, including financial statements, or on information supplied to Indemnitee by the officers of the Company or any Entity in the course of their duties, or on the advice of legal counsel for the Company or any Entity or on information or records given or reports made to the Company or any Entity by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or any Entity. The provisions of this Section 2(c) shall not be deemed to be exclusive or to limit in any way the other circumstances which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement or required by law. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company or any Entity shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

(d) From and after the occurrence of a Change of Control, upon the request of Indemnitee, any standard of conduct determination with respect to such Indemnitee shall be made by Independent Legal Counsel. Within ten (10) days after the Indemnitee provides written notice of his selection of Independent Legal Counsel, the Company shall deliver to the

Indemnitee any written objection to the selection of Independent Counsel; provided, however, that such objection may be asserted only on the ground that the Independent Legal Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 14 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Legal Counsel. If such written objection is so made and substantiated, the Independent Legal Counsel so selected may not serve as Independent Legal Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit.

A “Change of Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i) Any Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing more than thirty percent (30%) of the combined voting power of the Company’s then outstanding securities without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such person attaining such percentage;

(ii) During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 2(d)(i), 2(d)(iii) or 2(d)(iv)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved), cease for any reason to constitute a least a majority of the members of the Board;

(iii) The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 51% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the Board or other governing body of such surviving entity;

(iv) The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; and

(v) There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.

For purposes of this Section 2(d), the following terms shall have the following meanings:

(A) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(B) “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person shall exclude (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(C) “Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner shall exclude any Person otherwise becoming a Beneficial Owner by reason of the stockholders of the Company approving a merger of the Company with another entity.

(e) Any standard of conduct determination that is adverse to Indemnitee may be challenged by the Indemnitee in the Court of Chancery of the State of Delaware. No determination by the Company (including by its directors or any independent legal counsel) that Indemnitee has not satisfied any applicable standard of conduct shall be a defense to any demand by Indemnitee for indemnification or reimbursement or advance payment of Expenses by the Company hereunder or create a presumption that Indemnitee has not met any applicable standard of conduct.

3. Procedure for Payment of Indemnifiable Amounts. Indemnitee shall submit to the Company a written request specifying the Indemnifiable Amounts for which Indemnitee seeks payment under Section 1 and the basis for the claim. The Company shall pay such Indemnifiable Amounts to Indemnitee within twenty (20) calendar days of receipt of the request. At the request of the Company, Indemnitee shall furnish such documentation and information as are reasonably available to Indemnitee and necessary to determine whether Indemnitee is entitled to indemnification. Such determination shall be made in each instance (a) by a majority vote of the directors of the Company consisting of persons who are not at that time parties to the Proceeding (“Disinterested Directors”), whether or not a quorum, (b) by a committee of Disinterested Directors designated by a majority vote of Disinterested Directors, whether or not a quorum, (c) if there are no Disinterested Directors, or if the Disinterested directors so direct, by Independent Legal Counsel in a written opinion to the Board, with a copy to the Indemnitee, or (d) by the stockholders of the Company.

4. Cooperation. The Indemnitee shall cooperate with the person, persons or entity making such determination with respect to the Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. Any Expenses actually and reasonably incurred by the Indemnitee in so cooperating shall be borne by the Company (irrespective of the determination as to the Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies the Indemnitee therefrom.

5. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. To the extent permissible under applicable law and consistent with Section 1, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified against all Expenses reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Agreement, the termination or settlement of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

6. Indemnification For Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law, and to the extent that Indemnitee is, by reason of the Indemnitee’s Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, the Indemnitee shall be entitled to indemnification and advancement against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

7. Effect of Certain Resolutions. Neither the settlement or termination of any Proceeding nor the failure of the Company to award indemnification or to determine that indemnification is payable shall create an adverse presumption that Indemnitee is not entitled to indemnification hereunder. In addition, the termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s action was unlawful.

8. Advancement of Expenses; Conditions. The Company shall advance to Indemnitee, to the fullest extent permitted by the Delaware General Corporation Law as such law may from time to time be amended, Expenses actually and reasonably incurred by Indemnitee in connection with any Proceeding, including a Proceeding by or in the right of the Company. As a condition precedent to the Company’s advancement of Expenses to Indemnitee, Indemnitee shall furnish the Company a written undertaking to repay the amount of such Expenses advanced to Indemnitee if it is finally determined, after all appeals by a court of competent jurisdiction are exhausted, that Indemnitee is not entitled under this Agreement to indemnification with respect to such Expenses. Such undertaking shall be an unlimited general obligation of Indemnitee, shall be accepted by the Company without regard to the financial ability of Indemnitee to make repayment, and in no event shall be required to be secured. The Indemnitee’s right to advancement is not subject to the satisfaction of any standard of conduct. Indemnitee shall submit to the Company a written request specifying the Expenses for which Indemnitee seeks an advancement under this Section 8, together with documentation evidencing that Indemnitee has incurred such Expenses. Payment of Expenses under this Section 8 shall be made no later than twenty (20) calendar days after the Company’s receipt of such request and the undertaking required by this Section 8. Advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. The Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking providing that the Indemnitee undertakes to repay the advance to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company.

9. Remedies of Indemnitee.

(a) Right to Petition Court. If Indemnitee makes a request for payment of Indemnifiable Amounts under Section 1 or a request for an advancement of Indemnifiable Expenses under Section 8 and the Company fails to make such payment or advancement in a timely manner pursuant to the terms of this Agreement, Indemnitee may petition the appropriate judicial authority to enforce the Company’s obligations under this Agreement.

(b) Burden of Proof. In any judicial proceeding brought under Section 9(a), the Company shall have the burden of proving that Indemnitee is not entitled to payment of Indemnifiable Amounts hereunder.

(c) Expenses. To the fullest extent permitted by law, the Company agrees to indemnify and, if requested, advance to Indemnitee Expenses incurred by Indemnitee in connection with investigating, preparing for, litigating, defending or settling any action brought by Indemnitee under Section 9(a), or in connection with any claim or counterclaim brought by the Company in connection therewith.

(d) Validity of Agreement. The Company shall be precluded from asserting in any Proceeding (including, without limitation, an action under Section 9(a)) that the provisions of this Agreement are not valid, binding and enforceable or that there is insufficient consideration for this Agreement and shall stipulate in court that the Company is bound by all the provisions of this Agreement.

(e) Failure to Act Not a Defense. The failure of the Company (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses under this Agreement shall not be a defense in any action brought under Section 9(a), and shall not create a presumption that such payment or advancement is not permissible.

10. Representations and Warranties of the Company. The Company hereby represents and warrants to Indemnitee as follows:

(a) Authority. The Company has all necessary power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Company.

(b) Enforceability. This Agreement, when executed and delivered by the Company in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally and (ii) are subject to general equitable principles.

11. Liability Insurance and Funding. For the duration of Indemnitee’s service as a director and/or officer of the Company, and thereafter for so long as Indemnitee shall be subject to any pending or possible Indemnifiable Expense or Liability, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to cause to be maintained in effect policies of directors’ and officers’ liability insurance providing coverage for directors and/or officers of the Company that is at least substantially comparable in scope and amount to that provided by the Company’s current policies of directors’ and officers’ liability insurance. Prior to the occurrence of an initial public offering or any other material transaction which the Board of Directors believes may change the nature, scope or magnitude of directors’ potential liability, the Company agrees to undertake a review of the adequacy of its directors’ and officers’ liability insurance coverage, and to make such adjustments thereto as may be reasonable or necessary in light of such impending transaction(s). If requested, the Company shall provide Indemnitee with a copy of all directors’ and officers’ liability insurance applications, binders, policies, declarations, endorsements and other related materials, and shall provide Indemnitee with a reasonable opportunity to review and comment on the same. Without limiting the generality or effect of the two immediately preceding sentences, the Company shall not discontinue or significantly reduce the scope or amount of coverage from one policy period to the next (i) without the prior approval thereof by a majority vote of the Incumbent Directors, even if less than a quorum, or (ii) if at the time that any such discontinuation or significant reduction in the scope or amount of coverage is proposed there are no Incumbent Directors, without the prior written consent of Indemnitee (which consent shall not be unreasonably withheld or delayed). In all policies of directors’ and officers’ liability insurance obtained by the Company, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits, subject to the same limitations, as are accorded to the Company’s directors and officers most favorably insured by such policy. The Company may, but shall not be required to, create a trust fund, grant a security interest or use other means, including without limitation a letter of credit, to ensure the payment of such amounts as may be necessary to satisfy its obligations to indemnify and advance expenses pursuant to this Agreement.

In the event of and immediately upon a Change of Control, the Company (or any successor to the interests of the Company by way of merger, sale of assets, or otherwise) shall be obligated to continue, procure and otherwise maintain in effect for a period of six (6) years from the date on which such Change of Control is effective a policy or policies of insurance (which may be a “tail” policy) (the “Change of Control Coverage”) providing Indemnitee with coverage for losses from alleged wrongful acts occurring on or before the effective date of the Change of Control. If such insurance is in place immediately prior to the Change of Control, then the Change of Control Coverage shall contain limits, retentions or deductibles, terms and exclusions that are no less favorable to Indemnitee than those set forth above. Each policy evidencing the Change of Control Coverage shall be non-cancellable by the insurer except for non-payment of premium. No such policy shall contain any provision that limits or impacts adversely any right or privilege of Indemnitee given by this Agreement.

12. Contract Rights Not Exclusive; Change in Law. The rights to payment of Indemnifiable Amounts and advancement of Indemnifiable Expenses provided by this Agreement shall be in addition to, but not exclusive of, any other rights which Indemnitee may have at any time under applicable law, the Company’s bylaws or articles of incorporation, or any other agreement, vote of stockholders or directors, or otherwise (collectively, an “Other Indemnity Provision”), both as to action in Indemnitee’s official capacity and as to action in any other capacity as a result of Indemnitee’s serving as a director of the Company. To the extent that a change in applicable law (whether by statute or judicial decision) or Other Indemnity Provision shall permit broader indemnification than is provided under the terms of the Company’s bylaws or Certificate of Incorporation and this Agreement as of the date hereof, Indemnitee shall be entitled to such broader indemnification and this Agreement shall be deemed to be amended to such extent. The Company will not adopt any amendment to its bylaws or articles of incorporation or any other agreement the effect of which would be to deny, diminish or encumber Indemnitee’s right to indemnification under this Agreement or any Other Indemnity Provision. No amendment, alternation or repeat of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

13. Access to Board Papers.

(a) The Company agrees to maintain a complete set of Board Papers in a systematic and organized manner; provided, however, that if the relevant Board Papers were created prior to the date of this Agreement, the Company shall be deemed to have satisfied its obligations under this Section 13 if it uses all reasonable efforts to collate and keep those Board Papers in the manner required hereby. Subject to the foregoing proviso, if Indemnitee asks to inspect, or for a copy of, any Board Paper and the request is made in connection with any Proceedings or the threat of any Proceedings, the Company must, within fourteen (14) days after receiving that request: (i) allow Indemnitee (or a person nominated in writing by Indemnitee) to inspect the Board Paper at the Company’s registered office (or any other place agreed by the Company and Indemnitee), and (ii) provide Indemnitee a copy of the Board Paper without charge.

(b) Indemnitee hereby acknowledges that: (i) the Company remains the owner of all Board Papers and the Company may request Indemnitee to provide the Company with reasons why Indemnitee requires access to a document, (ii) as a condition to Indemnitee’s right to receive any Board Papers, Indemnitee must, on written request by the Company, provide the Company with written reasons why Indemnitee requires access to a document, and (iii) Indemnitee must return to the Company or destroy all copies of any Board Papers obtained from the Company under this Section 13 within ten (10) days after the relevant Proceedings are finally resolved or the threat of such Proceedings has ceased to materially exist.

(c) If the Company has any right (including a right it has jointly or in common with Indemnitee or with Indemnitee and others) to privilege, such as attorney-client privilege, with respect to any document which Indemnitee inspects, copies or uses under this Agreement or the applicable law: (i) that document is to be treated by Indemnitee as confidential; (ii) by permitting the inspection, copying or use to Indemnitee or Indemnitee’s permitted nominee, the Company does not waive any privilege; and (iii) in so inspecting, copying or using the document by himself or herself or through Indemnitee’s permitted nominee, Indemnitee must use his or her best efforts to ensure that so far as is practical the right to privilege is not lost or waived, whether by Indemnitee or the Indemnitee’s nominee or otherwise and as a condition to providing any such document to Indemnitee the Company may require Indemnitee to enter into a reasonable and customary joint defense or other similar agreement for the protection of any such privilege. Nothing in this Agreement shall be deemed to prevent or preclude the Company from relying on privilege in proceedings between Indemnitee and the Company (including in respect of a document which the Company has disclosed to Indemnitee outside those proceedings).

(d) Nothing in this Section 13 shall be deemed to limit any right of access Indemnitee otherwise has to Board Papers.

(e) Indemnitee hereby agrees not to disclose any confidential information contained in a Board Paper to a third party unless: (i) the Company has given its prior written consent to such disclosure; (ii) Indemnitee is required to do so by law; (iii) the disclosure is made for the purpose of obtaining professional advice or in connection with the relevant Proceedings or the threat of such Proceedings in relation to which Indemnitee was given access to the Board Paper; or (iv) the disclosure is made on behalf of the Company and for Company purposes in furtherance of Indemnitee’s duties as a director, officer, employee or agent of the Company at the time such disclosure is made; provided, however, if Indemnitee is entitled to disclose confidential information under this Section 13(e) and the Board Papers include any information to which attorney-client privilege attaches for the benefit of the Company, or both the Company and Indemnitee, Indemnitee must use his or her best efforts to avoid doing anything that will cause that privilege to be waived, extinguished or lost by the Company in relation to third parties.

14. Vesting and Duration of Agreement. The obligations under this Agreement and the indemnification rights in favor of the Indemnitee shall vest upon the effective date of this Agreement.

15. Services of Indemnitee. In reliance upon the obligations of the Company set forth in this Agreement, Indemnitee has agreed to serve as a [director/officer] of the Company. However, this Agreement shall not impose any obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company beyond any period otherwise required by law or by any other agreements or commitments of the parties.

16. Definitions.

(a) “Board Papers” means all materials provided to Indemnitee specifically in connection with any meeting of the Board or any committee of the Board, whether in documentary form or some other form, including, but not limited to, board papers, submissions, minutes, memoranda, legal opinions, financial statements and subcommittee papers during the the period commencing on the date that Indemnitee first became a member of the Board and ending on the date Indemnitee ceases to serve as a member of the Board.

(b) “Corporate Status” describes the status of a person who is serving or has served (i) as a director and/or officer of the Company, (ii) in any capacity with respect to any employee benefit plan of the Company, or (iii) as a director, partner, trustee, officer, employee, or agent of any other Entity at the request of the Company.

(c) “Entity” shall mean any corporation, partnership, joint venture, trust, foundation, association, organization or other legal entity and any group or division of the Company or any of its subsidiaries.

(d) “Expenses” shall mean all reasonable fees, costs and expenses incurred in connection with investigating, prosecuting or defending (or preparing to investigate, prosecute or defend) any Proceeding (as defined below), or being or preparing to be a witness in a Proceeding, including, without limitation, attorneys’ fees, disbursements and retainers (including, without limitation, any such fees, disbursements and retainers incurred by Indemnitee pursuant to Section 7), fees and disbursements of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), court costs, transcript costs, fees of experts, travel expenses, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services, and other disbursements and expenses.

(e) “Incumbent Directors” shall mean those members of the Board serving as such immediately prior to the consummation of any transaction which by its terms or otherwise results in a change in the composition of the Board.

(f) “Independent Counsel” shall mean a law firm, or a member of a law firm, selected by the Indemnitee and approved by the Company (which approval should not be unreasonably withheld or delayed) who, in the past five years has not been retained to represent the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements). Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(g) “Liabilities” shall mean judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement.

(h) “Proceeding” shall mean any threatened, pending or completed claim, action, suit, arbitration, alternate dispute resolution process, investigation, inquiry, administrative or regulatory hearing, or any other threatened or actual proceeding, whether civil, criminal, administrative, regulatory or investigative, whether formal or informal and any appeals therefrom (including, without limitation, any proceeding initiated by Indemnitee pursuant to Section 9 to enforce Indemnitee’s rights hereunder). Proceeding shall also include any corporate internal investigation from and after the time in which the Indemnitee has received or is entitled to receive the warning mandated in Upjohn Company v. United States, 449 U.S. 383 (1981).

17. Successors. This Agreement shall be (a) binding upon all successors and assigns of the Company (including any transferee of all or a substantial portion of the business, stock and/or assets of the Company and any direct or indirect successor by merger or consolidation or otherwise by operation of law) and (b) binding on and shall inure to the benefit of the heirs, personal representatives, executors and administrators of Indemnitee. This Agreement shall continue for the benefit of Indemnitee and such heirs, personal representatives, executors and administrators after Indemnitee has ceased to have Corporate Status.

18. Subrogation. Upon any payment of Indemnifiable Amounts under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of contribution or recovery of Indemnitee against other persons, and Indemnitee shall take, at the request of the Company, all reasonable action necessary to secure such rights, including the execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

19. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or any clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, such provision or clause shall be limited or modified in its application to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties.

20. Modifications and Waiver. Except as provided in Section 12 with respect to changes in applicable law which broaden the right of Indemnitee to be indemnified by the Company, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver.

21. General Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) when transmitted by facsimile and receipt is acknowledged, or (c) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(i)	If to Indemnitee, to the address on the signature page hereto.

(ii)	If to the Company, to:

Aspen Aerogels, Inc.

Attention: Board of Directors

30 Forbes Road, Bldg B

Northborough, MA 01532

Attn:	President
Tel:	(508) 691-1111
Fax:	(508) 691-1200

or to such other address as may have been furnished in the same manner by any party to the others.

22. Governing Law. This Agreement shall be governed by and construed and enforced under the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country; (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement; (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court; and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

23. Agreement Governs. This Agreement is to be deemed consistent wherever possible with relevant provisions of the Company’s Bylaws and Certificate of Incorporation, however, in the event of a conflict between this Agreement and such provisions, the provisions of this Agreement shall control.

24. Defense of Claims. The Company shall be entitled to participate in the defense of any claim involving any Proceeding for which indemnification is sought (an “Indemnifiable Claim”) or to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee; provided that if Indemnitee believes, after consultation with counsel selected by Indemnitee, that (a) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict, (b) the named parties in any such Indemnifiable Claim (including any impleaded parties) include both the Company and Indemnitee and Indemnitee shall conclude that there may be one or more legal defenses available to him or her that are different from or in addition to those available to the Company, or (c) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Indemnifiable Claim) at the Company’s expense. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending Indemnifiable Claim effected without the Company’s prior written consent. The Company shall not, without the prior written consent of the Indemnitee, effect any settlement of any threatened or pending Indemnifiable Claim to which the Indemnitee is, or could have been, a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of the Indemnitee from all liability on any claims that are the subject matter of such Indemnifiable Claim. Neither the Company nor Indemnitee shall unreasonably withhold or delay its consent to any proposed settlement; provided that Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of Indemnitee or which requires anything from Indemnitee beyond the mere payment of money.

25. Information Sharing. To the extent that the Company receives a request or requests from a governmental third party or other licensing or regulating organization (the “Requesting Agency”), whether formal or informal, to produce documentation or other information concerning an investigation, whether formal or informal, being conducted by the Requesting Agency, and such investigation is reasonably likely to include review of any actions or failures to act by the Indemnitee, the Company shall promptly give notice to Indemnitee of said request or requests and any subsequent request. In addition, the Company shall provide the Indemnitee with a copy of any and all information or documentation that the Company shall provide to the Requesting Agency.

26. Legal Fees and Expenses. It is the intent of the Company that Indemnitee not be required to incur legal fees and or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee hereunder. Accordingly, without limiting the generality or effect of any other provision hereof, if Indemnitee reasonably believes that the Company has failed to comply with any of its obligations under this Agreement after giving the Company written notice thereof and a reasonable opportunity to cure same or in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding that Indemnitee reasonably believes to be designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, the Company irrevocably authorizes the Indemnitee from time to time to retain counsel of Indemnitee’s choice, at the expense of the Company as hereafter provided, to advise and represent Indemnitee in connection with any such interpretation, enforcement or defense, including without limitation the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. Without respect to whether Indemnitee prevails, in whole or in part, in connection with any of the foregoing, the Company will pay and be solely financially responsible for any and all attorneys’ and related fees and expenses reasonably incurred by Indemnitee in connection with any of the foregoing; it being agreed that any and all such fees and expenses among those items referred to herein as Expenses.

27. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

28. Existing Indemnification Agreement. In the event that the Indemnitee is currently a party to an indemnification agreement with the Company in connection with the

Indemnitee’s service as a [director/officer] of the Company (the “Prior Agreement”), upon the effectiveness of this Agreement, this Agreement shall amend and restate the Prior Agreement in its entirety and shall supercede and replace the Prior Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first written above.

THE COMPANY:

Aspen Aerogels, Inc.

By:
Name:
Title:

INDEMNITEE:

Name:
Address:

Fax: